Exhibit 99.1

Tasty Baking Company Moves into New Corporate Headquarters at the Philadelphia Navy Yard

First step in transition completed; new bakery scheduled to open in 2010

PHILADELPHIA--(BUSINESS WIRE)--April 20, 2009--Tasty Baking Company (NasdaqGM:TSTY) today announced its move into new corporate headquarters at Three Crescent Drive within the Philadelphia Navy Yard Corporate Center. The opening of the Company’s corporate offices marks the first phase in the complete relocation of its Philadelphia operations to the Navy Yard. The second phase of the relocation includes a 345,500 square-foot manufacturing facility, distribution center and warehouse still in construction and scheduled to be fully operational by June 2010.

“The completion of our new corporate headquarters represents another step in the transformation of Tasty Baking Company and the first stage of our relocation to the Philadelphia Navy Yard. We are proud to begin a new chapter in the history of the company and look forward to completing our move with the commissioning of the bakery next year,” said Charles P. Pizzi, President and Chief Executive Officer of Tasty Baking Company.

Tastykake’s new corporate offices occupy approximately 36,000 square feet in the building at Three Crescent Drive, which was developed by Liberty Property Trust and Synterra Partners. The new offices are expected to achieve the US Green Building Council’s LEED® (Leadership in Energy and Environmental Design), Gold certification employing energy efficient HVAC, water conservation, recycled building materials, and day-light harvesting, among other environmentally efficient features that make it a state-of-the-art, “green” office environment.

While Tasty Baking Company is moving to the Philadelphia Navy Yard, the company remains committed to its longtime community partner, Allegheny West Foundation. Allegheny West is a nationally recognized community development corporation actively involved in the revitalization of North Philadelphia’s Allegheny West neighborhood.

“The successful transition to the new corporate headquarters could not have been accomplished without the dedication and commitment of Governor Edward G. Rendell, Mayor Michael A, Nutter, the Philadelphia Industrial Development Corporation (PIDC), our bank group, led by Citizens Bank, which includes Sovereign Bank, Bank of America and M&T Bank, Liberty/Synterra, Nelson Architecture and Engineering Services, INTECH Construction, A. Pomerantz & Company, the Binswanger Corporation and Stradley Ronon Stevens & Young,” said Larry Weilheimer, Senior Vice President & General Counsel at Tasty Baking Company, who led the efforts to relocate the company’s corporate headquarters. “This move reflects our longstanding commitment to our employees and the City of Philadelphia.”

ABOUT TASTY BAKING COMPANY

Tasty Baking Company (NasdaqGM: TSTY), founded in 1914 and headquartered in Philadelphia, Pennsylvania, is one of the country’s leading bakers of snack cakes, pies, cookies, and donuts with manufacturing facilities in Philadelphia and Oxford, Pennsylvania. Tasty Baking Company offers more than 100 products under the Tastykake brand name. For more information on Tasty Baking Company, visit www.tastykake.com. In addition, consumers can send Tastykake products throughout the United States from the company’s website or by calling 1-800-33-TASTY.

“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Except for historical information contained herein, the matters discussed herein are forward-looking statements (as such term is defined in the Securities Act of 1933, as amended) that are subject to risks and uncertainties that could cause actual results to differ materially from those stated or implied herein. There are a number of factors that may cause actual results to differ from these forward-looking statements, including, without limitation, the risks of business interruption while transitioning to a new facility, possible disruption of production efficiencies arising out of the company’s announcement of and subsequent reduction in workforce, the costs and availability of capital to fund improvements or new facilities, the success of marketing and sales strategies and new product development, the ability to enter new markets successfully, the price of raw materials, and general economic and business conditions. Other risks and uncertainties that may materially affect the company are provided in the company’s annual reports to shareholders and the company’s periodic reports filed with the Securities and Exchange Commission from time to time, including, without limitation, reports on Forms 10-K and 10-Q. Please refer to these documents for a more thorough description of these and other risk factors. There can be no assurance that the company will succeed in implementing its manufacturing and sales strategies or that estimated operating cash savings will be realized. The company assumes no obligation to update publicly or revise any forward looking statements.

CONTACT:
Tasty Baking Company
Jon Silvon, 215-221-8728
jon.silvon@tastykake.com
or
Vault Communications, Inc.
Meg Kane, 610-455-2746
mkane@vaultcommunications.com